CIRCOR Announces Selected Preliminary Financial Expectations for First-Quarter 2022, Provides Update on Accounting Review, and Files Form 12b-25 for 10-Q
Burlington, MA, May 23, 2022 ─ CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR” or “the Company”), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense (A&D) markets, today announced selected preliminary financial expectations for the first quarter ended April 3, 2022.
The selected preliminary financial expectations have not been reviewed by the Company’s independent registered public accounting firm. All preliminary, unreviewed financial expectations and comparisons to prior periods include the Pipeline Engineering business and account for the preliminary, unaudited changes to the Company’s 2019 to 2021 financials due to the financial restatement that is still in progress. The selected preliminary financial expectations should not be considered final until the Company files its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and its first quarter 2022 Quarterly Report on Form 10-Q.
Selected Preliminary, Unaudited, Unreviewed Financial Expectations for First-Quarter 2022.
Reported orders are expected to be down low-single digits and organic orders are expected to be roughly flat year-over-year. Aerospace and Defense organic orders are expected to be up high-single digits while Industrial organic orders are expected to be down low-single digits reflecting the timing of large Downstream orders, partially offset by orders growth in the remaining Industrial business.
Reported revenue is expected to be up mid-single digits with organic revenue up high-single digits in both Aerospace and Defense and Industrial.
Reported orders and revenue growth are expected to be lower than organic growth measures due to the unfavorable impact of foreign exchange in the quarter.
Adjusted operating income and adjusted operating income as a percentage of sales are expected to improve compared with the prior year period driven by higher volume, improved pricing that more than offset inflation, and lower Corporate costs.
Cash flow from operations and free cash flow are expected to be negative for the first quarter of 2022 and roughly in line with results from the prior-year period.

CIRCOR remains focused on its strategic priorities of organic growth, margin expansion, capital allocation, and talent. In the first quarter of 2022, the Industrial team expanded its pricing strategy to include incremental surcharges and value-based pricing initiatives intended to help offset continued inflation and to support growth through the year. In addition, CIRCOR took structural cost-out actions in the Industrial segment and Corporate that are expected to save the Company roughly $4 million on an annualized basis, and $3 million in 2022. CIRCOR is on track to complete the previously announced closure of its loss-making Pipeline Engineering business by the end of the second quarter of 2022. Cash costs associated with this closure are expected to be roughly $2 million to $4 million. Finally, in the second quarter CIRCOR generated $26 million of cash proceeds, net of transaction costs, from the sale of a facility related to a previously divested business and completion of a sale leaseback agreement.
CIRCOR will make a subsequent announcement to schedule the date and time of its earnings releases and conference calls for the fourth-quarter and full-year periods of 2021 and the first quarter of 2022.
Company Provides Accounting Review Update
On March 14, 2022, the Company announced that it had discovered accounting irregularities in its Pipeline Engineering business unit, and that the Audit Committee of the Company’s Board of Directors had engaged external advisors to conduct an independent review into the irregularities. Prior to the discovery of these irregularities, the Pipeline Engineering business unit accounted for approximately 3% and 2% of the Company’s total reported revenue in 2020 and 2019, respectively. With the review now largely complete, the Company is providing the following update, noting that the amounts presented are unaudited estimates, remain under review, and should not be considered final until the filing of the Annual Report:
•To date, the review has identified an individual employee in the Pipeline Engineering business that intentionally manipulated Pipeline Engineering’s accounting records beginning in 2017
•The accounting irregularities resulted from intentional acts to conceal relevant information, falsify accounting records, and override management controls
•The Company continues to expect that the identified issues will result in one or more material weaknesses in the Company’s internal control over financial reporting during the applicable periods
•To date, the review has not identified evidence of accounting irregularities outside of the Pipeline Engineering business unit
•The accounting irregularities identified to date account for balance sheet and income statement entries in the range of $40 to $45 million of pre-tax income on a cumulative basis over a period of 5 years through the third quarter of 2021 (compared with a previously communicated range of $35 million to $45 million)

In addition, as a result of its restatement process to date, the Company expects to book non-cash impairment charges related to the Company’s Industrial and Refinery Valves businesses in the amount of $20 million in Q1 2020 (incremental to the $116 million non-cash impairment charge originally booked in this period) and $10 million in Q4 2021, respectively.
Company Files Form 12b-25 for First Quarter 2022 Form 10-Q
The Company also announced that on May 16, 2022 it filed a Form 12b-25 with the U.S. Securities and Exchange Commission (SEC) to disclose that it will be unable to file its Quarterly Report on Form 10-Q for the quarter ended April 3, 2022 on a timely basis without unreasonable effort or expense.
As previously disclosed in a Current Report on Form 8-K and Form 12b-25, each dated March 14, 2022, the Company is delayed in filing its Annual Report because it is reviewing accounting irregularities in its financial statements for (i) the years ended December 31, 2018, December 31, 2019 and December 31, 2020 included in its Annual Reports on Form 10-K, (ii) each of the quarterly and year-to-date periods for 2020 and (iii) the quarterly and year-to-date periods for the nine months ended October 3, 2021. As a result of misstatements uncovered during the review, the Company will restate its audited consolidated financial statements for the years ended December 31, 2020, and December 31, 2019, and its interim financial statement periods for the first, second, and third quarters of 2021 and 2020.
In order to prepare and file its Quarterly Report for the quarter ended April 3, 2022, the Company must complete the restatement of its financial statements described above and file its Annual Report. Although the Company has dedicated significant resources to completing the restatement and the filing of the Annual Report, the process is not yet complete.
Use of Non-GAAP Financial Measures
In this press release, the Company uses the non-GAAP financial measures organic orders, organic revenue, adjusted operating income, adjusted operating income as a percentage of sales, and free cash flow. Non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating CIRCOR’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures also allow investors and others to compare CIRCOR’s current financial results with CIRCOR’s past financial results in a consistent manner.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,100 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to findings and conclusions of the Audit Committee’s review; the Company’s expectations regarding materiality or significance; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the potential for a material weakness in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the risk that the completion and filing of the Annual Report will take longer than expected; additional information that may arise during the preparation of the Company’s financial statements; the timing of the Company regaining compliance with the NYSE’s continued listing standards; the timing and outcome, if any, of the Company’s strategic alternatives review and its potential exit from the Pipeline Engineering business unit; the impact on the Company of the situation in Russia and Ukraine; and the risks detailed from time to time in the Company’s periodic reports filed with the SEC. Before making any investment decisions regarding CIRCOR, the Company strongly advises you to read the section entitled “Risk Factors” in its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q, which can be accessed under the “Investors” link of the Company’s website at www.circor.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact
Alex Maki
Vice President - FP&A and Investor Relations
CIRCOR International
(781) 270-1200

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